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                                                                   EXHIBIT 10.23

                                 PROMISSORY NOTE

  $3,075,000                                                   DECEMBER 30, 2005

         FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND HEREBY, ZANETT COMMERCIAL SOLUTIONS, INC., a Delaware corporation having its principal place of business at 635 Madison Avenue, 15th Floor, New York, NY 10022 (hereinafter referred to, and obligated as, "BORROWER"), promises to pay to the order of Bruno Guazzoni, an individual residing at 1492 Cooper Station, New York NY 10276 ("LENDER"), the principal sum of $3,075,000, together with interest as set forth below, until the date on which the principal amount is paid in full, payable in lawful money of the United States of America in accordance with the terms of this Promissory Note (the "Note").

This Promissory Note amends and restates the Promissory Note dated as of October 1, 2003 made and delivered by Brandywine Computer Group, Inc. to the Lender (the "Existing Note"). This Promissory Note evidences all amounts outstanding as of the date hereof under the Existing Note, but does not extinguish or result in a novation of the Existing Note.

1. MATURITY DATE; The principal balance of this Note and all accrued interest thereon shall be due and payable on October 31, 2006 (the "MATURITY DATE").

2. INTEREST: During the period beginning on the date hereof and ending on the Maturity Date, interest shall accrue daily on the outstanding principal amount hereunder at a simple rate of eleven percent (11%) per annum. Interest shall be calculated hereunder for the actual number of days that the principal is outstanding, based on a 360-day year, as applicable. Interest shall continue to accrue on the principal balance hereof at the then-applicable simple rate of interest specified in this Note, notwithstanding any demand for payment, acceleration and/or the entry of any judgment against Borrower, until all principal owing hereunder is paid in full.

3. PAYMENT: Interest shall be due quarterly within 15 days of each fiscal quarter end beginning November 30, 2003. No payments of principal shall be due on the Note until the Maturity Date. All accrued and unpaid interest shall be paid in cash at the Maturity Date.

4. PREPAYMENTS; Borrower reserves the right to prepay any or all of the principal balance due on the Note at any time prior to the Maturity Date.

5. SECURITY: The Note will be an unsecured obligation of Borrower.

6. LENDER'S RIGHTS UPON DEFAULT: Each of the following events shall constitute an "Event of Default" and, upon the occurrence thereof, Lender shall have the option, without the necessity of giving any prior written notice to Borrower,
(1) to accelerate the maturity of this Note and all amounts payable hereunder and demand immediate payment thereof and (2) to exercise all of Lender's rights and remedies under this Note or otherwise available at law or in equity:

        (a) Borrower shall fail to pay the principal amount of the Note or accrued interest thereon on the Maturity Date;

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        (b) Borrower shall admit an inability to pay its debts as they mature, or shall make a general assignment for the benefit of any of its creditors;

        (c) Proceedings in bankruptcy by Borrower under the United States Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced by Borrower or shall be commenced against Borrower and shall not be dismissed within sixty (60) days of commencement;

7. APPLICATION OF FUNDS; All sums realized by Lender on account of this Note, from whatever source received, shall be applied first to any fees, costs and expenses (including attorney's fees) incurred by Lender, second to accrued and unpaid interest, and then to principal.

8. ATTORNEY'S FEES AND COSTS; In the event that Lender engages an attorney to represent it in connection with (a) any default by Borrower under this Note, (b) the enforcement of any of Lender's rights and remedies hereunder, (c) any bankruptcy or other insolvency proceedings commenced by or against Borrower and/or (d) any actual litigation arising out of or related to any of the foregoing, then Borrower shall be liable to and shall reimburse Lender on demand for all reasonable attorneys' fees, costs and expenses incurred by Lender in connection with any of the foregoing, provided a final and unappealable judgment in favor of Lender has been issued in connection therewith.

9. GOVERNING LAW; This Note is made and delivered in the State of New York and shall be construed and enforced in accordance with and governed by the internal laws of the State of New York without regard to conflicts of laws principles. Borrower agrees to the exclusive jurisdiction of the federal and state courts located in the State of New York in connection with any matter arising hereunder, including the collection and enforcement of this Note.

10. MISCELLANEOUS;

        (a) Borrower hereby waives protest, notice of protest, presentment, dishonor, notice of dishonor and demand. To the extent permitted by law, Borrower hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Lender under the terms of this Note.

        (b) The rights and privileges of Lender under this Note shall inure to the benefit of its successors and assigns. All representations, warranties and agreements of Borrower made in connection with this Note shall bind Borrower's successors and assigns.

        (c) If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

        (d) The waiver of any Event of Default or the failure of Lender to exercise any right or remedy to which it may be entitled shall not be deemed to be a waiver of any subsequent Event of Default or of Lender's or Lender's right to exercise that or any other right or remedy to which Lender is entitled.

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        (e) The rights and remedies of Lender under this Note shall be in addition to any other rights and remedies available to Lender at law or in equity, all of which may be exercised singly or concurrently.

        (f) Lender shall have the right, without the prior consent of Borrower, to assign all of Lender's rights and obligations hereunder.

IN WITNESS WHEREOF, Borrower has duly executed this Promissory Note the day and year first above written and has hereunto set hand and seal.


BORROWER

    Zanett Commercial Solutions, Inc.


by: /s/ Jack M. Rapport
    --------------------------
    Vice President & Treasurer


LENDER


by: /s/ Bruno Guazzoni
    --------------------------
    Bruno Guazzoni